Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121196) of Mine Safety Appliances Company of our report dated June 27, 2008 relating to the financial statements of the MSA Retirement Savings Plan, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP
Pittsburgh, Pennsylvania
June 27, 2008